UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2008

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

505 Fifth Avenue
New York, New York 10017
(Address of registrant's principal executive office)

Registrant's telephone number, including area code (212) 771-0505

     Not Applicable
__________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05. Costs Associated with Exit or Disposal Activities.

     On June 29 2008, the Board of Directors of CIT Group Inc. authorized the Company to sell its Home Lending business, including its servicing platform, and its manufactured home portfolio in two separate transactions. As a result, CIT will exit its Home Lending business and will account for the Home Lending business as a discontinued operation. CIT expects to complete the sale of the Home Lending portfolio and the Manufactured Home portfolio in July 2008, and the servicing platform in the first quarter of 2009. The servicing centers, which employ approximately 300 people, are located in Marlton, NJ and Oklahoma City, OK. In the second quarter of 2008, CIT will recognize a pretax loss of approximately $2.5 billion ($2.0 billion after tax), consisting of an estimated $2.2 billion loss on the sale of both the Home Lending business and the Manufactured Home portfolio, including deal related costs and other charges related to other assets assumed, and an approximate $350 million loss from operations for the period.

Section 8 – Other Events

Item 8.01. Other Events.

     This Current Report on Form 8-K includes as an exhibit a press release, dated July 1, 2008, reporting that CIT Group Inc. has signed a Purchase Agreement, dated June 30, 2008, to sell its Home Lending business, consisting of $9.3 billion of home lending assets and liquidating consumer portfolios and including its servicing platform, to an affiliate of Lone Star Funds for $1.5 billion in cash and the assumption of $4.4 billion of outstanding debt. The servicing centers, which employ approximately 300 employees, are located in Oklahoma City, OK and Marlton, NJ. The Buyer is taking all of the Home Lending assets and assuming all liabilities related to that business, including the office leases for the servicing centers. The sale of the portfolio assets is expected to be completed in July 2008, and the sale of the servicing platform is expected to be completed in the first quarter of 2009. Substantially all of the purchase price will be paid at the time of the July closing and the balance of $45 million will be paid at the time of the second closing.

     In addition, CIT has signed a Purchase and Sale Agreement, dated June 30, 2008, to sell its manufactured home portfolio to Vanderbilt Mortgage and Finance, Inc. for approximately $300 million in cash. The manufactured home portfolio contains approximately $470 million in assets. The sale of the manufactured home portfolio is expected to be completed in July 2008. The Buyer will assume all servicing obligations for the manufactured home portfolio.

     The press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release issued by CIT Group Inc. on July 1, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

	By:	/s/ Joseph M. Leone
Joseph M. Leone
Vice Chairman and
Chief Financial Officer

Dated: July 1, 2008